UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The National Institute of Allergy and Infectious Diseases, or NIAID, has exercised its first two options pursuant to its September 30, 2011 agreement with Enanta. Under these options, NIAID has agreed to provide an additional $9.2 million in funding to Enanta for preclinical and early clinical development of Enanta’s Bicyclolide antibiotic, EDP-788, effectively extending the term of the agreement to February 2015.

Enanta has created Bicyclolides with a focus on developing an intravenous and oral treatment for hospital-acquired and community-acquired infections of MRSA (methicillin-resistant Staphylococus aureus). NIAID is funding the development of EDP-788 as a medical, biodefense countermeasure against multiple bacteria such as anthrax, plague and tularemia. NIAID’s exercise of these two options will fund additional preclinical work and Phase 1 clinical research with EDP-788.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2013	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Paul J. Mellett
Paul J. Mellett
Chief Financial Officer